FOR FURTHER INFORMATION:

Exhibit 99.22

At Bedford Property Investors:

Peter B. Bedford

Stephen M. Silla

Chairman of the Board and

Senior Vice President

Chief Executive Officer

(925) 283-8910

FOR IMMEDIATE RELEASE

BEDFORD PROPERTY INVESTORS

ANNOUNCES AN ACQUISITION OF PROPERTY IN NORTH LAS VEGAS FOR $17.8 MILLION

LAFAYETTE, CA—December 12, 2003—Bedford Property Investors, Inc. (NYSE:BED) announced today the acquisition of the Northport Business Center – Phase I, a six-building, 126,209 square-foot service center flex complex, for $17,815,000, or approximately $141 per square-foot.  The property is 90% leased to eight tenants and is expected to generate a first year cash yield of 9.04%.  The buildings are located in North Las Vegas, Nevada from 3825 to 3985 Cheyenne Avenue.  The buildings front on Cheyenne Avenue in the heart of the Cheyenne Technology Corridor and back up to the North Las Vegas Airport.

This acquisition brings Bedford Property Investors, Inc. (BPI)'s operating holdings in Las Vegas to 2 properties comprising approximately 225,000 square feet.  "This is our second acquisition in the Las Vegas market this year, and we continue to be impressed with current and prospective employment growth rates," said Peter B. Bedford, our Chief Executive Officer and Chairman of the Board.  With this purchase, our year to date 2003 acquisitions total $85.1 million at yields slightly in excess of 9%."

BPI is a self-administered equity real estate investment trust with investments in suburban office buildings and industrial properties concentrated in the western United States.  BPI is traded on the New York Stock Exchange and the Pacific Exchange under the symbol “BED” and our web site is www.bedfordproperty.com.

Please note:  This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent our current expectations and beliefs, including, among other things, our current expectations concerning the first year cash yield from the newly acquired property.  These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to be materially different from those expressed, expected or implied by the forward-looking statements.  The risks and uncertainties that could cause our actual results to differ from management’s estimates and expectations are contained in our filings with the Securities and Exchange Commission, including our 2002 Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q .  We do not undertake to update forward-looking information contained herein or elsewhere to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

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